SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K
              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  July 3, 2000

                      Crys*Tel Telecommunications.com, Inc.
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            (Exact name of registrant as specified in its charter)

      FLORIDA                                               33-0865003
     --------                      -------                  ----------
     (State or other            (Commission               (IRS Employer
     jurisdiction of            File Number)            Identification No.)
     incorporation)

            4275 Executive Square, Suite 1130
                La Jolla, California                         92037
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      (Address of principal executive offices)             (Zip Code)

           Registrant's telephone number, including area code:
                              (858) 713-1491

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ITEM 1.       CHANGES IN CONTROL OF REGISTRANT

A special meeting of the Board of Directors of Crys*Tel Telecommunications.com, Inc., (the Company) a Florida Corporation, was held on December 27, 1999. The Directors agreed that it was advisable and in the best interest of the corporation to cancel the common and preferred share issuances to both PacRim Information Systems, Inc. and Kaiden S. A., and to negotiate a settlement of all matters between the Company and PacRim and between the Company and Kaiden.

The Board also noted that on November 19, 1998 the Company entered into an agreement with PacRim Information Systems, Inc. and Kaiden SA for the purchase of an income stream from Crys*Tel International, Inc. Pursuant to said agreement the Company issued 1,500,000 common shares (no par value) and 7,500,000 preferred shares to acquire the after tax income stream of Crys*Tel International, Inc.

On December 21, 1998 the Company completed a six for one stock split, increasing the common shares outstanding six-fold. Consequently the common shares issued to PacRim Information Systems Inc. increased to 2,250,000 and the common shares issued to Kaiden SA increased to 6,750,000.

During the course of the next year the Company had received little or no consideration in the form of "value" from its agreement with Crys*Tel International Inc. It was anticipated that Crys*Tel International would develop business in various regions and pass the revenue derived from such business to the Company. Crys*Tel International has proven to be unable to sustain business operations of any kind overseas and has consequently been unable to fulfill its agreement with the Company.

Pursuant to the cancellation of said shares, Robert Papalia, on behalf of PacRim Information Systems, Kaiden SA and their shareholders, filed suit against the Company claiming breach of contract and intentional misrepresentation. This lawsuit was filed on February 3, 2000 with the San Diego Superior Court.

The Company entered into a settlement agreement with Robert Papalia, PacRim Information Systems, and Kaiden SA on May 6, 2000. As per the terms of the settlement agreement Robert Papalia, PacRim Information Systems, and Kaiden SA are to relinquish all shares issued, common and preferred, under the terms of the above mentioned business agreement by May 9, 2000. Pursuant to the return of the shares the Company will then issue 2,000,000 shares of common stock as compensation for consulting services performed under the terms of a Consulting Agreement. Additionally, as per the terms of the settlement agreement, all claims made against the Company are to be withdrawn.

The Company received confirmation from the Superior Court of San Diego of a Release of the Actions and the settlement to be put into full effect. The shares of the settlement agreement have been issued pursuant to the terms of the agreement and the shares of the Heads of Agreement have been cancelled pursuant to the settlement agreement.

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ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

              (c)  Exhibits.

              There is attached hereto the following exhibits:
Exhibit
  No.    Description
-----    ----------------------------------------------------------------------
  3.1 Settlement Agreement Between Crys*Tel Telecommunications.com, Inc. and Robert Papalia, PacRim Information Systems, and Kaiden SA

 99.1    Press Release, dated May 16,2000.

 99.2    Press Release, dated July 7,2000.






                                   SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crys*Tel Telecommunications.com, Inc.

Date:     July 10, 2000                By:  /S/ Dr. Lorenzo Musa
                                            --------------------
                                            Chief Executive Officer

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